SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only
(aspermittedbyRule14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MAXYGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

515 Galveston Drive
Redwood City, California 94063

April 23, 2002

To Our Stockholders:

I am pleased to invite you to attend the 2002 Annual Meeting of Stockholders of Maxygen, Inc. to be held at the offices of Maxygen, 515 Galveston Drive, Redwood City, California 94063, on Friday, May 31, 2002, at 1:00 p.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. You may also vote via the telephone or over the Internet, as described in the enclosed Proxy Statement. Returning the proxy or voting over the telephone or Internet does not deprive you of your right to attend the meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sin	cerely,

Ru	ssell J. Howard
Ch	ief Executive Officer

515 Galveston Drive
Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2002

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Maxygen, Inc., a Delaware corporation (the “Company”), will be held on Friday, May 31, 2002, at 1:00 p.m. local time at the offices of the Company, 515 Galveston Drive, Redwood City, California 94063 for the following purposes:

1. To
elect seven directors of the Company, each to serve until the 2003 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

Russell J. Howard	Ernest Mario
Isaac Stein	George Poste
Robert J. Glaser	Gordon Ringold
M.R.C. Greenwood

2. To	amend the Company’s 1997 Stock Option Plan.

3. To	ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

4. To	transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 3, 2002 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By	Order of the Board of Directors

Jul	ian Stern
Secretary

Redwood City, California
April 23, 2002

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also vote via the telephone or over the Internet, as described in the attached Proxy Statement. Even if you have given your proxy or voted over the telephone or Internet, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

515 Galveston Drive
Redwood City, CA 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Maxygen, Inc., a Delaware corporation (the “Company” or “Maxygen”), for use at the Annual Meeting of Stockholders of the Company to be held on May 31, 2002 at 1:00 p.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Maxygen, 515 Galveston Drive, Redwood City, California 94063. The Company’s telephone number is (650) 298-5300.

These proxy solicitation materials, together with the Company’s 2001 Annual Report, are being mailed on or about April 23, 2002, to all stockholders of record on April 3, 2002.

Record Date

Stockholders of record at the close of business on April 3, 2002 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At the Record Date, 34,147,413 shares of the Company’s common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

Voting and Solicitation

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date. Holders of common stock do not have cumulative voting rights.

For Shares Registered in the Name of a Broker or Bank

A number of brokers and banks are participating in a program through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 4 p.m., on May 30. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Solicitation

The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

Quorum, Abstentions, and Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect members of the Company’s Board of Directors (the “Board”) to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at seven members. Accordingly, seven nominees will be elected at the Annual Meeting to be the seven directors of the Company. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

The names of the nominees and certain information about them, including their ages as of April 23, 2002, are set forth below:

Name of Nominee	Age	Position Held With the Company	Director Since
Russell J. Howard, Ph.D.	51	Chief Executive Officer & Director	1998

Isaac Stein(1)(2)	55	Director & Chairman of the Board	1996

Robert J. Glaser, M.D.(2)	83	Director	1997

M.R.C. Greenwood, Ph.D.	59	Director	1999

Ernest Mario, Ph.D.(1)(2)	63	Director	2001

George Poste, D.V.M., Ph.D.(1)	57	Director	1999

Gordon Ringold, Ph.D.(1)(2)	51	Director	1997

(1)	Current member of the Audit Committee and the Finance Committee.
(2)	Current member of the Compensation Committee.

Russell J. Howard, Ph.D., has served as the Company’s chief executive officer and a director since June 1998 and is one of the Company’s co-founders. Dr. Howard was elected the Company’s president and chief operating officer in May 1997. Originally trained in biochemistry and chemistry, Dr. Howard has spent over 20 years studying infectious diseases, primarily malaria, and currently serves on the National Institutes of Health and USAID advisory panels for malaria vaccine development. Before joining Maxygen, Dr. Howard was from August 1994 to June 1996 the president and scientific director of Affymax Research Institute, an institute employing combinatorial chemistry and high throughput target screening to discover drug leads.

Isaac Stein has served as the Company’s chairman of the board of directors since June 1998 and a director since May 1996. He is one of the Company’s co-founders. Since November 1982, Mr. Stein has been president of Waverley Associates, Inc. a private investment firm. Mr. Stein is also a managing member of Technogen Enterprises, L.L.C. and of Technogen Managers, L.L.C., which is the general partner of Technogen Associates, L.P. He is also the chairman of the board of trustees of Stanford University.

Robert J. Glaser, M.D., has served as a director since September 1997. Dr. Glaser was director for medical science at the Lucille P. Markey Charitable Trust from 1984 to June 1997, and a trustee from 1988 to June 1997, when in accordance with the donor’s will, the Trust ceased operations. Dr. Glaser is a director of Hanger Orthopedic Group, Inc. and was a director of the ALZA Corporation until it was acquired by Johnson & Johnson in 2001. He was Dean of the medical schools at the University of Colorado and Stanford University, and professor of social medicine at Harvard University. Trained as an internist, Dr. Glaser has 124 publications on streptococcal infections, rheumatic fever, medical education and health care, as well as being a contributor to numerous scientific treatises. He was a founding member of the Institute of Medicine, National Academy of Sciences, and a Fellow of the American Academy of Arts and Sciences, the American Philosophical Society and the Royal College of Physicians of London.

M.R.C. Greenwood, Ph.D., has served as a director since February 1999. Dr. Greenwood has been chancellor of the University of California (“UC”) at Santa Cruz since July 1996. Before being named chancellor of UC Santa Cruz, Dr. Greenwood was dean of graduate studies and vice provost at UC Davis from July 1989 to July 1996. In addition, from November 1993 to May 1995, Dr. Greenwood took a leave from UC Davis to serve as associate director for science in the White House Office of Science and Technology Policy. She is a member of the Institute of Medicine/National Academy of Sciences as well as a fellow and past president of the American Association for the Advancement of Science. Dr. Greenwood received her Ph.D. in physiology, developmental biology and neurosciences from Rockefeller University.

Ernest Mario, Ph.D., has served as a director since July 2001. In January 2002, Dr. Mario founded Apothogen, Inc., a pharmaceutical company, where he serves as chairman and chief executive officer. Dr. Mario was the chairman and chief executive officer of ALZA Corporation, a pharmaceutical company, until December, 2001. Prior to joining ALZA, Dr. Mario served as chief executive officer of Glaxo Holdings plc, a pharmaceutical company, from May 1989 to March 1993, and as deputy chairman from January 1992 to March 1993. Prior to that time, Dr. Mario served as chairman and chief executive officer of Glaxo, Inc., a subsidiary of Glaxo Holdings, from 1988 to 1989 and as president and chief operating officer of Glaxo, Inc. from 1986 to 1988. Prior to joining Glaxo, Dr. Mario held various executive positions at Squibb Corporation and served as a director of that company. Dr. Mario is also a director of Catalytica Energy Systems, Inc., Orchid Biosciences, Inc., Pharmaceutical Product Development, Inc., SonoSite, Inc., Boston Scientific Corporation and Millennium Pharmaceuticals.

George Poste, D.V.M., Ph.D., has served as a director since October 1999. He is chief executive officer of Health Technology Networks, a consulting group specializing in genetics. Dr. Poste was chief science and technology officer at SmithKline Beecham, a pharmaceutical company, from 1992 to 1999 and was a member of the board of directors of SmithKline Beecham. Dr. Poste is chairman of the board of directors of diaDexus and Structural GenomiX and serves on the board of directors of Illumina, Inc. and Orchid Biosciences, Inc. He is a fellow of Pembroke College, Cambridge and distinguished fellow at the Hoover Institution, Stanford University. He is a member of the Defense Science Board of the U.S. Department of Defense and in this capacity chairs the task force on Bioterrorism.

Gordon Ringold, Ph.D., has served as a director since September 1997. Since 1997, Dr. Ringold has served as chairman and chief executive officer of SurroMed, a biotechnology company focused on novel clinical databases. From March 1995 to February 2000, Dr. Ringold was chief executive officer and scientific director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Before serving as chief executive officer, Dr. Ringold was the president and scientific director of Affymax Research Institute. Dr. Ringold received his Ph.D. in the laboratory of Dr. Harold Varmus, before joining the Stanford University school of medicine, department of pharmacology, and serving as the vice president and director of the Institute for Cancer and Development Biology of Syntex Research. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and of Technogen Managers, L.L.C., which is the general partner of Technogen Associates, L.P.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD RECOMMENDS A VOTE IN
FAVOR OF EACH NAMED NOMINEE

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board currently consists of seven members. The Board met four times during 2001, and acted by written consent three times. No nominated director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served), except for George Poste who attended two of six Audit Committee meetings.

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Finance Committee. The Company has no nominating committee.

Isaac Stein, Ernest Mario, George Poste and Gordon Ringold are the current members of the Company’s Audit Committee. Such members are “independent” as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee met six times during 2001. The Audit Committee represents the Board in discharging its oversight responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, in performance of its oversight function the Audit Committee (i) reviews prior to publication the Company’s annual financial statements with management and the Company’s independent accountants; (ii) reviews with the Company’s independent accountants the scope, procedures and timing of the annual audits; (iii) reviews the Company’s accounting and financial reporting principles and practices; (iv) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (v) reviews the scope of other auditing services to be performed by the independent accountants; (vi) reviews the independence and effectiveness of the Company’s independent accountants and their significant relationships with the Company, (vii) recommends the retention or appointment of the independent auditor of the Company, which is ultimately accountable to the Board through the Audit Committee; (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit Committee charter on an annual basis; (x) reviews with management and the independent accountants quarterly financial results, and the results of any significant matters identified as a result of the accountants’ review procedures, prior to filing any Form 10-Q; and (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit Committee deems appropriate. The Board has adopted a charter for the Audit Committee.

Isaac Stein, Robert Glaser, Ernest Mario and Gordon Ringold are the current members of the Company’s Compensation Committee. The Compensation Committee met or acted by written consent six times during 2001. The Compensation Committee represents the Board concerning salaries and incentive compensation for the Company’s officers and employees and administers the Company’s employee benefit plans.

Isaac Stein, Ernest Mario, George Poste and Gordon Ringold are the current members of the Company’s Finance Committee. The Finance Committee acted once by unanimous consent in 2001. The Finance Committee represents the Board concerning financial matters not covered by the Audit Committee or Compensation Committee and also represents the Board concerning corporate organizational matters.

DIRECTOR COMPENSATION

The Company reimburses nonemployee directors for expenses incurred in connection with attending Board and Committee meetings but except as provided below it does not compensate them for their services as Board or Committee members. The Company has in the past granted nonemployee directors options to purchase common stock pursuant to the terms of the Company’s stock option plans, and the Board and Compensation Committee continue to have the discretion to grant options to nonemployee directors. Nonemployee directors receive nondiscretionary, automatic grants of options to purchase 20,000 shares of common stock upon joining the Board and nondiscretionary, automatic grants of options to purchase 5,000 shares of common stock each year pursuant to the Company’s 1999 Nonemployee Directors Stock Option Plan. In addition to his automatic grant, Dr. Mario received an option to purchase 30,000 shares of common stock upon joining the Board in July 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Company’s Compensation Committee is currently, or has ever been at any time since the Company’s formation, one of the Company’s officers or employees, nor has any executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

On March 11, 2002, the Board approved an amendment to the Company’s 1997 Stock Option Plan (the “Stock Option Plan”) to restrict to 500,000 shares, the number of shares underlying options that may be granted to an optionee in any calendar year pursuant to the Stock Option Plan. Stockholder approval of this amendment is being sought for the purpose of qualifying options granted under the Stock Option Plan as performance-based compensation for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation is excluded from the $1 million limit. A stock option is deemed to constitute qualifying performance-based compensation if: (i) the grant is made by a qualifying compensation committee (which means that for purposes of granting options that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Stock Option Plan will be administered by at least two (2) outside directors); (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee and (iii) the exercise price of the option is not less than the fair market value of the stock on the date of grant. The purpose of the amendment is to satisfy the requirement described in (ii) of the preceding sentence. Since failure to qualify options under the Stock Option Plan as performance-based compensation may cause the Company to lose its ability to deduct certain compensation as a result of Section 162(m) of the Code, the Board believes that adding a share limit to the Stock Option Plan is in the best interests of the Company.

The Stock Option Plan was adopted by the Board on March 1, 1997. Subsequent to its adoption, the Board and the stockholders approved amendments to the Stock Option Plan to increase the number of shares of the Company’s common stock authorized for issuance under the Stock Option Plan to 9,000,000. This proposal seeks approval of the stockholders to add a new Section 5.5 to the Stock Option Plan to restrict to 500,000 shares, the number of shares underlying options that may be granted to an optionee in any calendar year pursuant to the Stock Option Plan.

Set forth below is a summary of the principal features of the Stock Option Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Stock Option Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Stock Option Plan. Any such request should be directed as follows: General Counsel, Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063; telephone number (650) 298-5300.

Purposes.    The purposes of the Stock Option Plan are to (i) encourage selected employees, directors and consultants to improve operations and increase profits of the Company; (ii) encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its affiliates, and (iii) increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the common stock of the Company.

Number of Shares.    As of April 3, 2002, the maximum number of shares that could be issued pursuant to outstanding options granted under the Stock Option Plan and options available to be granted under the Stock Option Plan was 7,013,304 shares. The Stock Option Plan, however, provides for annual increases in the number of shares available for issuance on the first day of each year equal to the lesser of 1,500,000 shares, 4% of the outstanding shares on the date of the annual increase or an amount determined by the Board.

Administration.    The Stock Option Plan provides that it may be administered by the Board or a committee appointed by the Board. Currently, the Stock Option Plan is administered by the Compensation Committee, the members of which are appointed by the Board. The Compensation Committee currently consists of Isaac Stein, Robert Glaser, Ernest Mario and Gordon Ringold, who are members of the Board and are “non-employee directors” as that term is defined in the rules promulgated under the Exchange Act. Other than as disclosed in this Proxy Statement, members of the Compensation Committee have no material relationships with the Company, its employees or its affiliates. Subject to the terms of the Stock Option Plan, the Committee determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the Stock Option Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees. Because grants under the Stock Option Plan are made at the discretion of the Committee, future grants under the Stock Option Plan are not determinable. Options may be granted under the Stock Option Plan until March 2007.

Eligibility.    All employees, officers, directors and consultants of the Company or any affiliate of the Company are eligible to receive option grants under the Stock Option Plan. As of March 31, 2002, approximately 305 employees were eligible to receive options under the Stock Option Plan. Both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) may be granted under the Stock Option Plan. The Stock Option Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Stock Option Plan.

Vesting.    Subject to the provisions of the Stock Option Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability under the Stock Option Plan. Options granted prior to January 1, 2002 under the Stock Option Plan generally vest as to 25% of the shares on each of the first four anniversaries of the grant. Options granted after January 1, 2002 under the Stock Option Plan generally vest as to 25% of the shares after one year and ratably monthly thereafter for three additional years. Vesting of options granted under the Stock Option Plan will accelerate and the options will become fully exercisable for 15 days in the event the Company is acquired, unless the successor corporation assumes or substitutes equivalent options in their place.

Exercise Period.    Options granted under the Stock Option Plan must be exercised within ten years of the option grant date (or such shorter time as may be specified in the grant documents evidencing the option), except that an ISO granted to a person owing ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a “Ten Percent Stockholder”) must be exercised within five years of the option grant date (or such shorter time as may be specified in the grant documents evidencing the option).

Exercise Price.    The Committee determines the exercise price of each option granted under the Stock Option Plan. The exercise price must be at least equal to the fair market value for ISOs and 85% of fair market value for NQSOs (defined in the Stock Option Plan as the closing price of the Company’s common stock on the Nasdaq National Market on the day of the grant) per share of the Company’s common stock on the date the option is granted, except that the exercise price of an option granted to a Ten Percent Stockholder must be at least equal to 110% of the fair market value per share on the date of grant.

Payment of Exercise Price.    To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. With respect to all options under the Stock Option Plan as currently in effect, payment may be made in cash or by other specified forms of payment.

Termination of Options.    Under the Stock Option Plan, if an optionee’s association with the Company is terminated for any reason other than cause, death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, may be exercised by the optionee within the 90 days after such termination (or such shorter time as may be specified in the grant evidencing the option), but in no event later than the expiration date of the option. A longer exercise period may apply in the event of termination of an optionee’s association with the Company because of the optionee’s death or disability. Options immediately terminate in the event of termination of an optionee’s association with the Company for cause. If an option granted pursuant to the Stock Option Plan expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will again become available for grant and purchase under other options subsequently granted under the Stock Option Plan.

Adjustment of Option Shares.    If the Company issues additional securities to raise capital or otherwise where consideration is received for the shares, no adjustment is required in the number of shares or the exercise price per share for outstanding options under the Stock Option Plan. If the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, the number of shares of common stock available for option grants under the Stock Option Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or stockholders of the Company.

Assumption or Substitution of Options; Acceleration of Vesting for Options Not Assumed or Substituted.    Under the Stock Option Plan, in the event of a merger or consolidation in which the stockholders of the Company just before the transaction do not, by virtue of those holdings, own at least 50% of the surviving corporation, or the sale of substantially all of the assets of the Company in which stockholders of the Company receive securities of the acquiring entity, all outstanding options may be assumed or replaced by the successor corporation. In the event such successor corporation, if any, refuses to assume or substitute options, the options will become fully-exercisable for a period of 15 days.

Amendment and Termination of the Stock Option Plan.    The Board may amend or terminate the Stock Option Plan at any time and in any respect, including modifying the form of the grant or the exercise notice, except that the Board cannot, without the approval of the stockholders of the Company, make changes that would require stockholder approval under the Code. No amendment of the Stock Option Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee’s written consent.

Outstanding Options Under The Stock Option Plan.    The following information with respect to outstanding options under the Stock Option Plan is provided as of March 31, 2002. A total of 163 persons held options under the Stock Option Plan to purchase an aggregate of 4,615,010 shares of common stock (including both ISOs and NQSOs), with a weighted average exercise price of $29.29 per share. There are 2,398,294 shares of common stock available for future grants under the Stock Option Plan. Since the inception of the Stock Option Plan, the following named executive officers (as defined in “Executive Compensation”) have been granted options to purchase shares of common stock under the Stock Option Plan: Russell J. Howard, Chief Executive Officer, 998,438 shares; Simba Gill, President, 863,613 shares; Lawrence W. Briscoe, Chief Financial Officer, 410,149 shares; Michael Rabson, General Counsel, 447,054 shares; John Bedbrook., President, Agriculture, 248,125 shares. Since the inception of the Stock Option Plan current executive officers, as a group, have been granted options to purchase 2,967,379 shares. Since inception of the Stock Option Plan all employees, as a group, other than current executive officers, have been granted options to purchase 5,239,522 shares.

New Plan Benefits.    The amounts of future option grants under the Stock Option Plan to (i) the Company’s Chief Executive Officer, (ii) the Company’s other named executive officers, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees, including all officers who are not executive officers, as a group, are not determinable because, under the terms of the Stock Option Plan, such grants are made in the discretion of the Committee. Future option exercise prices under the

Stock Option Plan are not determinable because they are based upon the fair market value of the Company’s common stock on the date of grant.

Material United States Federal Income Tax Information

THE FOLLOWING SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Incentive Stock Options

Award; Exercise.    ISOs are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO (assuming the holding periods, described below, are satisfied). However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the “Option Spread”) is includable in the optionee’s “alternative minimum taxable income” (“AMTI”) for purposes of the alternative minimum tax (“AMT”). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other “substantial risk of forfeiture” (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

Sale Of Option Shares.    If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a “Disqualifying Disposition”), the Option Spread (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares that could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee’s holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other “substantial risk of forfeiture” (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

Exercise With Stock.    If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan (“statutory option stock”), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned non- statutory option stock is used to exercise an ISO.

Potential FICA Withholding.    Optionees should be aware that the Internal Revenue Service has issued proposed regulations that would require Social Security (FICA) taxes to be withheld on the Option Spread on the date of exercise. Currently, these proposed regulations are slated to commence with respect to exercises occurring on or after January 1, 2003.

Nonqualified Stock Options

Award; Exercise.    An optionee is not taxable upon the award of a NQSO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a “substantial risk of forfeiture.” If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee’s tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQSO and their fair market value as of the date of such lapse; in addition, the optionee’s holding period will begin on the date of the lapse.

Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes “supplemental wages” subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

Sale Of Option Shares.    Upon sale, other than to the Company, of shares acquired under a NQSO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee’s tax basis in the shares, which will be long-term gain or loss if the employee’’s holding period in the shares is more than one year.If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is “not essentially equivalent to a dividend” within the meaning of the Code.

Exercise With Stock.    If an optionee tenders common stock to pay all or part of the exercise price of a NQSO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are taxable to the optionee and are treated as newly acquired with a basis equal to one hundred percent (100%) of the Option Spread on the date of exercise.

If the surrendered shares are statutory option stock as described above under “Incentive Stock Options”, with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

ERISA Information.    The Stock Option Plan is not subject to the Employment Retirement Income Security Act of 1974, as amended.

Special Federal Income Tax Consideration Due to Short Swing Profit Rule

The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a “substantial risk of forfeiture” within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

Required Vote

Approval of the amendment to the Stock Option Plan requires the affirmative vote of a majority of the votes cast by stockholders who are present or represented at a duly held stockholders meeting at which a quorum of the voting power is represented. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2002. The Company is submitting its selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since December 1998. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions. The Company’s Bylaws do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if the Company determines that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year, were $175,843, all of which were attributable to Ernst & Young LLP.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under “Audit Fees,” for the fiscal year ended December 31, 2001, were $131,109. The vast majority of these fees relate to advisory services and tax activities in support of the Company.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP was compatible with maintaining their independence.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

Audit Committee Report1

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee has received the letter from the independent accountants required therein. The Audit Committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have approved the selection of the Company’s independent auditors.

AU	DIT COMMITTEE

Isa	ac Stein
Ern	est Mario
Ge	orge Poste
Go	rdon Ringold

[1]
This report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of April 3, 2002 by (i) each stockholder that is known by the Company to beneficially own more than 5% of the common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and (iv) all executive officers and directors as a group.

Percentage of ownership is based upon 34,147,413 shares outstanding as of April 3, 2002. Beneficial ownership is calculated based upon Securities and Exchange Commission requirements. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after April 3, 2002 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
GlaxoSmithKline plc(1) Glaxo Wellcome House Berkeley Avenue, Greenford Middlesex, UB6 ONN, England	6,406,643	18.8%

R.A. Investment Group(2) 200 West Madison, Suite 2500 Chicago, Illinois 60606	2,279,485	6.7

Technogen Associates, L.P.(3) 275 Middlefield Road Menlo Park, California 94025	2,024,772	5.9

Russell J. Howard(4)	881,152	2.6

Simba Gill(5)	532,059	1.6

Lawrence W. Briscoe(6)	150,284	*

Michael Rabson(7)	365,873	1.1

John Bedbrook(8)	120,323	*

Isaac Stein(9)	2,602,419	7.6

Robert J. Glaser(10)	10,000	*

M.R.C. Greenwood(11)	60,250	*

Ernest Mario(12)	50,000	*

George Poste(13)	85,000	*

Gordon Ringold(14)	2,539,313	7.4

All directors and executive officers as a group (13 persons)(15)	5,562,673	16.3

*	Less than 1% of Maxygen’s outstanding common stock.

(1)
Includes 6,010,000 shares held by Glaxo Wellcome International BV, 340,393 shares held by Glaxo Group Limited and 56,250 shares held by Adrian Hennah, in each case for the benefit of GlaxoSmithKline plc. GlaxoSmithKline plc, Glaxo Wellcome International BV and Glaxo Group Limited and are under common control. Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on July 10, 2001.

(2)	Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on April 6, 2001.
(3)
Consists of 1,961,574 shares held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Enterprises, L.L.C. and Technogen Associates, L.P. are under common control.

(4)
Includes 485,136 shares held by the Russell J. Howard & Maureen C. Howard Trust, of which Dr. Howard is a trustee and 270 shares held by the Maxygen 401(k) Plan. Also includes 314,063 shares that are subject to immediately exercisable options.

(5)
Includes 70,000 shares subject to immediately exercisable options and includes 130,712 shares that are subject to the Company’s right of repurchase as of April 3, 2002 if Dr. Gill ceases to be an employee, director or consultant of the Company.

(6)	Includes 284 shares held by the Maxygen 401(k) Plan, 100,000 shares subject to immediately exercisable options and 50,000 shares subject to options exercisable within 60 days of April 3, 2002.
(7)
Includes 284 shares held by the Maxygen 401(k) Plan and 150,000 shares that are subject to the Company’s right of repurchase as of April 3, 2002 if Dr. Rabson ceases to be an employee, director or consultant of the Company.

(8)	Includes 270 shares held by the Maxygen 401(k) Plan and 112,500 shares subject to immediately exercisable options.
(9)
Includes 1,961,574 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 561,732 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee. Also includes 10,000 shares subject to immediately exercisable options. As of April 1, 2002, the Company has the right to repurchase 5,000 shares issuable upon the exercise of Mr. Stein’s options if he ceases to be an employee, director or consultant of the Company.

(10)
Consists of 10,000 shares subject to immediately exercisable options. As of April 3, 2002, the Company has the right to repurchase 5,000 shares issuable upon the exercise of Dr. Glaser’s options if he ceases to be an employee, director or consultant of the Company.

(11)
Consists of 60,250 shares that are subject to immediately exercisable options. As of April 3, 2002, the Company has the right to repurchase 23,750 shares issuable upon exercise of Dr. Greenwood’s options if she ceases to be an employee, director or consultant of the Company.

(12)
Consists of 50,000 shares that are subject to immediately exercisable options. As of April 3, 2002, the Company has the right to repurchase all 50,000 shares issuable upon exercise of Dr. Mario’s options if he ceases to be an employee, director or consultant of the Company.

(13)
Consists of 85,000 shares that are subject to immediately exercisable options. As of April 3, 2002, the Company has the right to repurchase 42,500 shares issuable upon exercise of Dr. Poste’s options if he ceases to be an employee, director or consultant of the Company.

(14)
Includes 1,961,574 shares that are held by Technogen Associates, L.P. and 63,198 shares held by Technogen Enterprises, L.L.C. Technogen Managers, L.L.C. is the general partner of Technogen Associates, L.P. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and Technogen Managers, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability companies. Also includes 481,524 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee. Also includes 10,000 shares subject to an immediately exercisable option. As of April 3, 2002, the Company has the right to repurchase 5,000 shares issuable upon the exercise of Dr. Ringold’s options if he ceases to be an employee, director or consultant of the Company.

(15)
Includes shares included pursuant to notes (4)-(14). Also includes 188,744 shares held by Jan Møller Mikkelsen (including 15,238 shares issuable upon exercise of immediately exercisable options and 18,750 shares subject to options exercisable within 60 days of April 3, 2002) and 2,028 shares held by Alan Shaw.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by the Company during 1999, 2000 and 2001 to its Chief Executive Officer and to its four other most highly compensated executive officers (the “named executive officers”).

		Annual Compensation				Long-Term Compensation
						Awards
Name and Position	Year	Salary	Bonus	Other Annual Compensation		Number of Securities Underlying Options	All Other Compensation(1)
Russell J. Howard	2001	$385,000	$57,750	$5,250	(2)	143,750	$1,725
Chief Executive Officer	2000	350,000	70,000	—		287,500	915
and Director	1999	225,000	—	—		172,500	832
Simba Gill	2001	330,000	49,500	—		122,500	486
President	2000	299,036	60,000	—		245,000	807
	1999	192,850	—	1,500	(3)	126,738	686

Lawrence W. Briscoe(4)	2001	280,000	42,000	5,250	(2)	175,000	2,322
Chief Financial Officer and	2000	33,027	—	—		200,000	—
Senior Vice President	1999	—	—	—		—	—
Michael Rabson(5)	2001	308,000	46,200	5,250	(2)	25,000	810
General Counsel and	2000	280,000	70,000	—		50,000	906
Senior Vice President	1999	57,539	—	—		350,000	686
John Bedbrook(6)	2001	300,000	54,000	5,250	(2)	12,500	1,242
President of Agriculture	2000	270,000	105,000	—		25,000	899
	1999	34,599	—	—		200,000	310

(1)	Consists of term life insurance premiums paid by the Company on behalf of the listed individual.
(2)	Consists of matching contributions under the Company’s 401(k) Plan.
(3)	Consists of reimbursement of relocation expenses.
(4)	Mr. Briscoe joined the Company in November 2000. Mr. Briscoe’s annualized salary for 2000 was $280,000.
(5)	Dr. Rabson joined the Company in September 1999. Dr. Rabson’s annualized salary for 1999 was $220,000.
(6)	Dr. Bedbrook joined Maxygen in November 1999. Dr. Bedbrook’s annualized salary for 1999 was $212,500.

Stock Options Granted in 2001

The following table sets forth information with respect to stock options granted during 2001 to each of the named executive officers. All options were granted under Maxygen’s 1997 Stock Option Plan. The options vest and are exercisable in accordance with individual vesting schedules as described below.

The percentage of options granted is based on an aggregate of 2,960,799 options granted by Maxygen during 2001 to Maxygen’s employees, including the named executive officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holder’s continued employment through the period.

	Individual Grants
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
Name						5%	10%
Russell J. Howard	143,750	(1)	4.9	$13.15	4/25/2011	$1,188,807	$3,012,671

Simba Gill	122,500	(2)	4.1	13.15	4/25/2011	1,013,071	2,567,320

Lawrence W. Briscoe	100,000	(3)	3.4	13.15	4/25/2011	826,996	2,095,771
	75,000	(4)	2.5	19.40	6/28/2011	915,042	2,318,895

Michael Rabson	25,000	(5)	0.8	13.15	4/25/2011	206,749	523,943

John Bedbrook	12,500	(6)	0.4	13.15	4/25/2011	103,375	261,971

(1)	The option vests and becomes exercisable as to 112,500 shares on December 31, 2001 and as to the remaining 31,250 shares on July 1, 2003.
(2)
The option vests and becomes exercisable as to 35,000 shares on December 31, 2001, as to 10,000 shares on July 1, 2002, as to 75,000 shares on July 1, 2003 and as to the remaining 2,500 shares on July 1, 2004.

(3)	The option vests and becomes exercisable as to 50,000 shares on December 31, 2001, as to 25,000 shares on May 20, 2002 and as to the remaining 25,000 shares on November 20, 2002.
(4)	The option vests as to 18,750 shares on each of June 29, 2002, June 29, 2003, June 29, 2004 and June 29, 2005.
(5)	The option vests in full on December 6, 2003.
(6)	The option vests as to 6,250 shares on each of December 31, 2001 and November 2, 2002.

Aggregated Option Exercises in 2001 and Fiscal-Year End Option Values

The following table sets forth certain information regarding exercised stock options during 2001 and unexercised options held as of December 31, 2001 by each of the named executive officers. The Company granted all options under its 1997 Stock Option Plan. The options vest and are exercisable in accordance with individual vesting schedules. The vesting of all options will accelerate upon a change in control of the Company. See “Termination of Employment and Change of Control Arrangements”. The value of unexercised in-the-money options are based on a value of $17.57 per share, the last reported sale price of the Company’s common stock on the Nasdaq National Market on December 31, 2001, minus the per share exercise price, multiplied by the number of shares underlying the option.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Russell J. Howard	$—	$—	314,063	414,687	$2,029,040	$3,666,535
Simba Gill	—	—	70,000	297,500	154,700	386,750
Lawrence W. Briscoe	—	—	100,000	275,000	221,000	221,000
Michael Rabson	—	—	—	75,000	—	110,500
John Bedbrook	—	—	112,500	125,000	1,034,625	1,034,625

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Change of Control Arrangements

Change in Control Agreements

In June 2001, the Finance Committee of the Board approved entry into Change of Control Agreements with each existing and future Section 16 Officer of the Company. “Section 16 Officer” means an “officer” of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act, provided that the officer is designated as such by action of the Board. The Change of Control Agreements provide the officers (each individually, an “Executive”) with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a change of control of the Company, as defined in the Change of Control Agreement. Currently, the Company has entered into Change of Control Agreements with Messrs. Howard, Gill, Briscoe, Rabson, Bedbrook, Mikkelsen and Shaw.

The Change of Control Agreements provide that if within eighteen (18) months following the date of a Change of Control of the Company either (i) the Company terminates the Executive’s employment other than for cause, death or disability or (ii) the Executive terminates his or her employment with the Company voluntarily with Good Reason (as defined below), then in each case: (i) the Executive shall be entitled to receive a lump sum payment equal to two times the Executive’s yearly base salary in effect on the date of termination (without giving effect to any reduction in base salary subsequent to a Change of Control that constitutes Good Reason), (ii) each of the Executive’s outstanding stock options, all stock subject to repurchase, restricted stock awards and restricted stock purchases, and any options, stock subject to repurchase, awards or purchases held in the name of an estate planning vehicle for the benefit of the Executive or his or her immediate family, shall have their vesting and exercisability schedule accelerate in full (or, as applicable, the corresponding repurchase right shall lapse in full) as of the date of termination; (iii) if on the date of termination the Executive is covered by any Company-paid health, disability, accident and/or life insurance plans or programs, the Company shall provide to the Executive benefits substantially similar to those that the Executive was receiving immediately prior to the date of termination (the “Company-Paid Coverage”). If such coverage included the Executive’s spouse and/or dependents immediately prior to the date of termination, such spouse and/or dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) two (2) years from the date of termination, or (y) the date that the Executive and his or her spouse and/or dependents become covered under another employer’s health, disability, accident and/or life insurance plans or programs that provides the Executive and his or her spouse and/or dependents with comparable benefits and levels of coverage.

The Change of Control Agreements also provide that if within eighteen (18) months following the date of a Change of Control of the Company the Executive’s employment with the Company is terminated as a result of death or disability, then in each case: (i) each of the Executive’s outstanding stock options, all stock subject to repurchase, restricted stock awards and restricted stock purchases, and any options, stock subject to repurchase, awards or purchases held in the name of an estate planning vehicle for the benefit of the Executive or his or her immediate family, shall have their vesting and exercisability schedule accelerated such that vesting (or, as applicable, the corresponding repurchase right lapsing) shall occur as if the vesting (or lapsing) had occurred on a monthly basis from the last date of vesting (or lapse) to the date of termination; and (ii) the Company will provide the Executive and family, if applicable, with health, disability, accident and/or life insurance benefits as described in the immediately preceding paragraph.

“Good Reason” means: (i) any material reduction of the Executive’s duties, authority or responsibilities relative to the Executive’s duties, authority, or responsibilities as in effect immediately before such reduction, except if agreed to in writing by the Executive; (ii) a reduction by the Company in the base salary of the Executive, or of twenty-five percent (25%) or more in the target bonus opportunity of such Executive, as in effect immediately before such reduction, except if agreed to in writing by the Executive; (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive’s then present business location, except if agreed to in writing by the Executive; (iv) a material breach by the Company of any provision of the Change of Control Agreement or (v) any failure of the Company to obtain the assumption of the Change of Control Agreement by any successor or assign of the Company.

Prior to a change of control of the Company, the right to receive benefits under any Change of Control Agreement will automatically terminate on the date upon which the Executive ceases to be a Section 16 Officer, for any reason or no reason, as evidenced by the written resignation of such Executive, by action of the Board removing such Executive as a Section 16 Officer or otherwise.

Early Exercise Purchase Agreements

In the event of a merger or consolidation of the Company with or into another corporation or entity in which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 30% of the voting securities of the combined corporation or entity after the transaction, all rights of repurchase the Company has on common stock issued prior to December 16, 1999 will expire. As of April 3, 2002 the Company had the right to repurchase 766,216 shares of its common stock issued prior to December 16, 1999, 280,712 shares of which were held by directors and named executive officers. See also “Security Ownership of Certain Beneficial Owners and Management”.

Director Options

Pursuant to the terms of the 1999 Nonemployee Directors Stock Option Plan and/or the applicable option agreement, each option granted to a nonemployee director will vest in full immediately and automatically upon a change in control of the Company, as defined in the 1999 Nonemployee Directors Stock Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company’s executive compensation program has been administered by the Compensation Committee of the Board since September 1999. Prior to September 1999, compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Isaac Stein, Robert Glaser, Ernest Mario and Gordon Ringold, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters and administers the Company’s 1997 Stock Option Plan, 1999 Employee Stock Purchase Plan, 2000 International Stock Option Plan and 2000 Non-Officer Stock Option Plan. Dr. Mario joined the Compensation Committee on December 20, 2001.

The Compensation Committee has furnished the following report on executive compensation. This report is being included pursuant to the Securities Exchange Commission rules designed to enhance disclosure of public companies’ executive compensation policies. This report addresses the Company’s policies for 2001 as they affected the Company’s Chief Executive Officer and its other executive officers, including the named executive officers in this Proxy Statement. This report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Philosophy

The Company’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s stockholders. To support this philosophy, a significant portion of each executive’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company’s stockholders from both the short-term and long-term perspectives. The Company’s compensation policies and programs are designed to:

• Attract,	develop, reward and retain highly qualified and productive individuals;

• Motivate
executives to improve the overall performance and profitability of the Company, as well as any      business unit for which the executive is responsible, and reward executives when specific results have      been achieved;

• Encourage	accountability by adjusting salaries and incentive awards based upon each executive’s individual performance, potential and contribution;

• Tie	incentive awards to the performance of the Company’s common stock to further reinforce the linkage between the interests of the stockholders and the executives; and

• Ensure	compensation levels that are both externally competitive and internally equitable.

In furtherance of these goals, the Company’s executive compensation policies, plans and programs consist of base salary, cash bonuses, stock option grants and other benefits.

The Compensation Committee considers all elements of compensation and the Company’s compensation philosophy when determining individual components of pay. The Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the mix of compensation for each individual. In addition to the experience and knowledge of the Compensation Committee and the Company’s Human Resources staff, the Compensation Committee utilizes the services of independent human resources consultants who provide competitive data from independent survey sources of peer companies in competition for similar management talent. The surveys include data from direct competitors of the Company and from other companies in the biotechnology industry with similar size and performance characteristics. Many of the companies included in these surveys are also included in the Nasdaq Biotechnology Index (see “Company Stock Price Performance”).

While there is no specific formula that is used to set pay in relation to this market data, executive officer base salary and individual bonus target amounts are generally set in relation to the median total cash compensation level for comparable jobs in the marketplace. However, when the Company’s business units meet or exceed financial and non-financial goals, amounts paid under the Company’s performance-based compensation program may lead to total cash compensation levels that are higher than the median levels for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency.

The Company intends to provide a total compensation opportunity for executive officers that is above average, but with an above-average amount of the total compensation opportunity at risk and dependent upon Company performance. In all cases, the Compensation Committee considers the total potential compensation payable to each executive when establishing or adjusting any element of his or her compensation package.

Executive Compensation Components

The Company’s executive compensation package consists primarily of the following components:

Base salary.    Executive base salaries are reviewed annually, and base salary levels are generally targeted at or below the median of competitive data. The base salaries of individual executives can and do vary from this salary benchmark based upon such factors as the competitive environment, the executive’s experience level and scope of responsibility, current performance, future potential and the overall contribution of the executive. The

Compensation Committee exercises its judgment based on all the factors described above in making its decisions. No specific formula is applied to determine the weight of each criterion.

Cash Bonus.    Executive officers are eligible to receive annual cash performance bonuses of up to 25% of base salary. Bonuses are awarded based upon individual achievement of goals and based upon the Company achieving specific milestones.

Stock Options.    The Compensation Committee views the grant of stock options to be a key long-term incentive reward program. Executives, as well as other employees, are eligible to receive periodic grants of incentive stock options and non-qualified stock options pursuant to the Company’s stock option plans. Stock options are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Vesting periods for the options are utilized to encourage retention of executives and reward long-term commitment to the Company. The Compensation Committee believes that, because options are granted with an exercise price equal to the market value of the common stock on the date of grant, they are an effective incentive for employees to create value for the Company’s stockholders and are an excellent means of rewarding executives who are in a position to contribute to the Company’s long-term growth and profitability. Although all executives are eligible to receive stock options, the award of any stock option grant, as well as the size of the grant each executive receives, is determined by the Compensation Committee. The Compensation Committee reviews with the Company’s Human Resources staff and the Chief Executive Officer (except in the case of his own stock option grants), and approves individual stock option grants for each of the Company’s officers, including the named executive officers. The amount of each executive’s stock option grant is determined by the Compensation Committee based upon the executive’s individual performance, the executive’s current compensation package, the value of the executive’s unvested stock options, comparable company and competitive company practices, and the Compensation Committee’s appraisal of the executive’s anticipated long-term future contribution to the Company. The stock options granted to the named executive officers in 2001 are set forth in the Summary Compensation and Stock Option Grant tables.

Benefits.    Benefits offered to executives serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executives are the same as those that are offered to the general employee population. The Compensation Committee believes that the compensation paid or payable pursuant to life insurance benefits and the benefit plans available to employees generally is competitive with the benefit packages offered by comparable employers. From time to time, the Company’s Human Resources staff obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee.

Chief Executive Officer Compensation

Dr. Howard’s compensation package has been designed to encourage both short-term and long-term performance of the Company as well as align his interests with the interests of the stockholders. The majority of his compensation, including stock options and cash bonus, is at risk. He does not have an employment contract. The process of establishing the compensation for the Chief Executive Officer and the criteria examined by the Compensation Committee parallels the process and criteria used in establishing compensation levels for the other executives. The Company’s overall performance and Dr. Howard’s individual performance are critical factors in the Compensation Committee’s determination.

Dr. Howard’s base salary as of December 31, 2001 was $385,000. The cash bonus award paid to Dr. Howard for 2001 was $57,750. During 2001, he received stock option grants under the 1997 Stock Option Plan covering 143,750 shares. These options vest over four years. The Compensation Committee’s decisions regarding Dr. Howard’s stock option grants were based on its subjective assessment of the importance of his leadership to the Company’s plans for substantial growth and his ability to enhance value for the Company’s stockholders, as well as its expectations for his future contributions in leading the Company.

Policy Regarding Section 162 of the Internal Revenue Code

Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. Compensation that qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s stockholders. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant. The Company ordinarily grants options only at fair market value. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee’s present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

CO	MPENSATION COMMITTEE

Isa	ac Stein
Ro	bert J. Glaser
Ern	est Mario
Go	rdon Ringold

COMPANY STOCK PRICE PERFORMANCE

The following graph shows the cumulative total stockholder return of an investment of $100 in cash on December 16, 1999, the date the Company’s common stock began to trade on the Nasdaq National Market, through December 31, 2001 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Total Return Analysis

	12/16/1999	12/31/1999	12/30/2000	12/31/2001
Maxygen, Inc.	100	443.75	153.13	109.81
Nasdaq Stock Market (U.S.) Index	100	109.70	65.98	52.36
Nasdaq Biotechnology Index	100	126.78	155.91	130.66

This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

Since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any current director, executive officer or holder of more than 5% of the Company’s common stock had or will have a direct or indirect interest, nor has any such person been indebted to the Company in an amount in excess of $60,000, other than (1) compensation and other arrangements, which are described under “Director Compensation”, “Executive Compensation” or “Termination of Employment and Change of Control Arrangements” and (2) the transactions described below.

In October 1999, the Company loaned certain current named executive officers funds used to exercise options to purchase Company common stock. These individuals paid the exercise price for their outstanding options, in part, pursuant to full recourse promissory notes secured by the common stock underlying the options. The notes had interest rates of 5.59% per year, and interest payments on the notes were due and payable on June 30 and December 31 of each year. Unpaid principal and interest on the notes were due and payable on the earlier of 30 days after the individual ceases to be an employee, director or consultant of the Company, or three years after the date of the promissory note. Each of the notes has been repaid in full. The original principal amount of each such promissory note outstanding during 2001 and the maximum principal amount of each such promissory note during 2001 is set forth below.

Director or Executive Officer	Principal Amount of Note
Russell J. Howard	$47,250
Simba Gill	173,163
Michael Rabson	236,250

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 24, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with the Company’s Bylaws. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations including a requirement that the Company receive notice of any proposal or nomination at least 120 days before the first anniversary of the 2002 Annual Meeting of Stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during 2001.

ADDITIONAL INFORMATION

The Company’s Annual Report for the fiscal year ended December 31, 2001 is being mailed with this Proxy Statement to stockholders of the Company.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By	Order of the Board of Directors

Jul	ian Stern
Secretary

MAXYGEN, INC
PROXY SOLICITED BY BOARD OF DIRECTORS OF MAXYGEN, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2002

The undersigned hereby appoints Lawrence W. Briscoe and Michael Rabson, or either of them, each with full power of substitution, the represent the undersigned at the Annual Meeting of Stockholders of Maxygen, Inc. (the “Company”) to be held a 1:00 p.m. local time on Friday, May 31, 2002, at offices of Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES AND FOR ALL OTHER PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOU MAY ALSO VOTE VIA THE TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT.

(Continued, and to be marked, dated and signed, on the reverse side)

^ FOLD AND DETACH HERE ^

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SEVEN NOMINEES AND FOR PROPOSALS 2 AND 3.

Please mark your votes as in this example [X]

1. ELECTION OF DIRECTORS
FOR all nominees listed below (except as indicated to the contrary below) [_]
WITHHOLD AUTHORITY to vote for all of the nominees listed below [_]

Nominees:
01) Russell J. Howard
02) Isaac Stein
03) Robert J. Glaser
04) M.R.C. Greenwood
05) Ernest Mario
06) George Poste
07) Gordon Ringold

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the spacer provided below:

2. To amend the Company’s 1997 Stock Option Plan.
FOR [_]
AGAINST [_]
ABSTAIN [_]

3. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.
FOR [_]
AGAINST [_]
ABSTAIN [_]

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Proxy. Only stockholders of record at the close of business on April 3, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Signature (print title, if applicable)

Signature (print title, if applicable)
Date:

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

FOLD AND DETACH HERE

VOTE BY TELEPHONE OR INTERNET
QUICK - EASY - IMMEDIATE - AVAILABLE 24 HOURS A DAY - 7 DAYS A WEEK

Maxygen encourages you to take advantage of the new and convenient way to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or internet vote authorizes the name proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or internet, read the accompanying proxy statement and then follow these easy steps:

•
To vote by telephone call toll free on a touch tone telephone 1-800-435-6710 -- anytime. There is NO CHARGE to you for this call. Enter the 11 digit control number located in the lower right hand corner.

OPTION #1: To vote as the Board of Directors recommends on ALL Items: Press 1.

WHEN ASKED, PLEASE CONFIRM YOU VOTE BY PRESSING 1.
OPTION #2: If you choose to vote on each item separately, press 0. You will hear these instructions:

Item 1: To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 9.
To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

or

2. TO VOTE BY INTERNET: FOLLOW THESE INSTRUCTIONS AT OUR INTERNET ADDRESS:
http://www.eproxy.com/maxy

PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE OR INTERNET.
Call -- Toll Fee -- On a Touch Tone Telephone
1-800-435-6710 -- Anytime
There is NO CHARGE to you for this call.